                                                                 Exhibit (d)(ii)

                INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT

                               AMENDED SCHEDULE A

FUND                                                         FUND EFFECTIVE DATE
----                                                         -------------------

Schwab 1000 Fund                                             April 2, 1991

Schwab Short-Term Bond Market Fund (Formerly
   known as Schwab Short-Term Bond Market Index
   Fund and Schwab Short/Intermediate Government
   Bond Fund)                                                November 4, 1991

Schwab California Long-Term Tax-Free Bond Fund               February 20, 1992

Schwab Long-Term Tax-Free Bond Fund                          July 30, 1992

Schwab Total Bond Market Fund (Formerly known
   as Schwab Total Bond Market Index Fund and
   Schwab Long-Term Government Bond Fund)                    March 1, 1993

Schwab Short/Intermediate Tax-Free Bond Fund                 March 1, 1993

Schwab California Short/Intermediate Tax-Free                March 1, 1993
   Bond Fund

Schwab YieldPlus Fund                                        July 21, 1999

Schwab GNMA Fund                                             January 27, 2003

Schwab California Tax-Free YieldPlus Fund                    November 15, 2004

Schwab Tax-Free YieldPlus Fund                               November 15, 2004

                                                                 Exhibit (d)(ii)

                                        SCHWAB INVESTMENTS

                                        By:       /s/ Stephen B. Ward
                                                  -------------------
                                        Name:     Stephen B. Ward
                                        Title:    Senior Vice President and
                                                  Chief Investment Officer

                                        CHARLES SCHWAB INVESTMENT
                                        MANAGEMENT, INC.

                                        By:       /s/ Evelyn Dilsaver
                                                  -------------------
                                        Name:     Evelyn Dilsaver
                                        Title:    President and Chief Executive
                                                  Officer

                                                                 Exhibit (d)(ii)

                               AMENDED SCHEDULE D

                              ADVISORY FEE SCHEDULE

FUND                                                         FUND EFFECTIVE DATE
----                                                         -------------------

SCHWAB 1000 FUND                                             APRIL 2, 1991

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB SHORT-TERM BOND MARKET FUND                           NOVEMBER 15, 1999

(Formerly known as Schwab Short-Term Bond
Market Index Fund and Schwab
Short/Intermediate Government Bond Fund)

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB CALIFORNIA LONG-TERM TAX-FREE BOND FUND               NOVEMBER 15, 1999

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB LONG-TERM TAX-FREE BOND FUND                          NOVEMBER 15, 1999

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB SHORT/INTERMEDIATE TAX-FREE BOND FUND                 NOVEMBER 15, 1999

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB TOTAL BOND MARKET FUND                                NOVEMBER 15, 1999

(Formerly known as Schwab Total Bond Market
Index Fund and Schwab Long-Term Government
Bond Fund) The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

                                                                 Exhibit (d)(ii)

SCHWAB CALIFORNIA SHORT/INTERMEDIATE TAX-FREE                NOVEMBER 15, 1999
BOND FUND

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

Schwab YieldPlus Fund                                        July 21, 1999

The annual fee, payable monthly, is 0.35% Of the fund's average daily net assets not in excess of $500 million and 0.30% Of such assets over $500 million.

SCHWAB GNMA FUND                                             November 16, 2004

The annual fee, payable monthly, is 0.45% of the Fund's average daily net assets not in excess of $500 million, 0.40% of the Fund's average daily net assets not in excess of $1 billion and 0.375% of such assets over $1 billion.

SCHWAB CALIFORNIA TAX-FREE YIELDPLUS FUND                    November 15, 2004

The annual fee, payable monthly, is 0.35% of the Fund's average daily net assets not in excess of $500 million and 0.30% of such assets over $500 million.

SCHWAB TAX-FREE YIELDPLUS FUND                               November 15, 2004

The annual fee, payable monthly, is 0.35% of the Fund's average daily net assets not in excess of $500 million and 0.30% of such assets over $500 million.

                                        SCHWAB INVESTMENTS

                                        By:       /s/ Stephen B. Ward
                                                  ------------------------------
                                        Name:     Stephen B. Ward
                                        Title:    Senior Vice President and
                                                  Chief Investment Officer

                                        CHARLES SCHWAB INVESTMENT
                                        MANAGEMENT, INC.

                                        By:       /s/ Evelyn Dilsaver
                                                  -------------------
                                        Name:     Evelyn Dilsaver
                                        Title:    President and Chief Executive
                                                  Officer